EXHIBIT 99.3

PRESS RELEASE:

Mitel Corporation Completes the Sale of its Communications Systems Business

OTTAWA, CANADA, February 16, 2001 - Mitel Corporation (NYSE/TSE:MLT) today completed the sale of its worldwide communications systems business and the name "Mitel" to a company controlled by Dr. Terence H. Matthews. Mitel Corporation retains a 10% equity interest in the Systems business.

The cash proceeds from today's sale have been principally used to fully repay senior secured credit facilities of the company and most of Mitel's capital lease obligations. This step means that Mitel Corporation is essentially debt-free.

With the sale of its Systems business completed, Mitel Corporation effectively becomes a "pure play" communications semiconductor company. It will continue to operate as Mitel Semiconductor and Mitel Corporation until a new identity is announced.

Mitel Corporation is now a global provider of communications semiconductors for converging voice and data networks in an Internet economy. Backed by a strong technology portfolio, some 2,500 customer-focused employees worldwide, and sales in more than 100 countries, the company delivers broadband connectivity solutions targeted to wireline, wireless and optical markets. In Fiscal 2000, Mitel Corporation had annual revenues from semiconductor operations of $600 million.

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

                                     - 30 -

For further information:
Jacques Guerette
Corporate Communications
613 592-2122
jacques_guerette@mitel.com